Exhibit (h)(32)

January 25, 2017

State Street Bank and Trust Company

2000 Crown Colony Dr.

Quincy, MA 02169

Ladies and Gentlemen:

This is to advise you that Artisan Partners Funds, Inc. (“Artisan Partners Funds”) has liquidated Artisan Global Small Cap Fund (the “Fund”). The Fund has an Investor Shares class. In accordance with the Transfer Agency and Service Agreement dated May 1, 2001, as amended October 1, 2003, August 3, 2006, October 31, 2008, June 19, 2014 and November 15, 2016 (the “Agreement”), between Artisan Partners Funds and State Street Bank and Trust Company, Artisan Partners Funds hereby requests that you consent to the removal of the Fund from Schedule A of the Agreement and this letter serves as your and our waiver of any provisions contained in the Agreement with respect to the removal of the Fund. Attached hereto is a revised Schedule A listing each of the series and classes of Artisan Partners Funds for which State Street Bank and Trust Company will continue to act as Transfer Agent pursuant to the Agreement.

Please indicate your acceptance by executing this Letter Agreement, returning a copy to us and retaining a copy for your records.

ARTISAN PARTNERS FUNDS, INC.

By:	/s/ Shannon K. Jagodinski
Shannon K. Jagodinski
Vice President and Assistant Treasurer

Agreed to this 25th day of January, 2017

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name: Andrew Erickson
Title: Executive Vice President

875 EAST WISCONSIN AVENUE SUITE 800    |    MILWAUKEE WI 53202-5402    |  TELEPHONE 414 390 6100    |    WWW.ARTISANPARTNERS.COM

Securities offered through Artisan Partners Distributors LLC, member FINRA

Exhibit (h)(32)

SCHEDULE A

Dated: January 25, 2017

Artisan Developing World Fund – Investor Shares

Artisan Developing World Fund – Institutional Shares

Artisan Developing World Fund – Advisor Shares

Artisan Emerging Markets Fund – Investor Shares

Artisan Emerging Markets Fund – Institutional Shares

Artisan Global Equity Fund – Investor Shares

Artisan Global Equity Fund – Institutional Shares

Artisan Global Opportunities Fund – Investor Shares

Artisan Global Opportunities Fund – Institutional Shares

Artisan Global Opportunities Fund – Advisor Shares

Artisan Global Value Fund – Investor Shares

Artisan Global Value Fund – Institutional Shares

Artisan Global Value Fund – Advisor Shares

Artisan High Income Fund – Investor Shares

Artisan High Income Fund – Advisor Shares

Artisan High Income Fund – Institutional Shares

Artisan International Fund – Investor Shares

Artisan International Fund – Institutional Shares

Artisan International Fund – Advisor Shares

Artisan International Small Cap Fund – Investor Shares

Artisan International Small Cap Fund – Institutional Shares

Artisan International Value Fund – Investor Shares

Artisan International Value Fund – Institutional Shares

Artisan International Value Fund – Advisor Shares

Artisan Mid Cap Fund – Investor Shares

Artisan Mid Cap Fund – Institutional Shares

Artisan Mid Cap Fund – Advisor Shares

Artisan Mid Cap Value Fund – Investor Shares

Artisan Mid Cap Value Fund – Institutional Shares

Artisan Mid Cap Value Fund – Advisor Shares

Artisan Small Cap Fund – Investor Shares

Artisan Small Cap Fund – Advisor Shares

Artisan Small Cap Fund – Institutional Shares

Artisan Value Fund – Investor Shares

Artisan Value Fund – Institutional Shares

Artisan Value Fund – Advisor Shares